                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT by and among First USA Paymentech, Inc., a Delaware corporation
(the "Company"), and        [name]*        (the "Executive"), dated as of the
                    ----------------------
27th day of June, 1997.

     The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of First USA, Inc. and Banc One Corporation (the "Merger") pursuant to the Agreement and Plan of Merger dated as of January 19, 1997 (the "Merger Agreement"). Therefore, in order to accomplish this objective, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Effective Date.  The "Effective Date" shall mean July 1, 1997.
          --------------

     2.   Employment Period.  The Company hereby agrees to employ the Executive,
          -----------------
and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of the Effective Date (the "Employment Period").

     3.   Terms of Employment.
          -------------------

          (a)  Position and Duties.
               -------------------

               (i)   (A) During the Employment Period, the Executive shall serve
     as          [title]*       , with such authority, duties and
        ------------------------
     responsibilities as are commensurate with such position and as may be assigned to the Executive by the Chief Executive Officer of the Company or her designee; (B) the Executive's services shall be performed at Dallas, Texas, or such other location as mutually agreed to by the Executive and the Chief Executive Officer of the Company.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully and efficiently such responsibilities. Notwithstanding the foregoing, during the Employment Period it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is also expressly understood and agreed that to the extent that such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b)  Compensation.
               ------------

               (i)    Base Salary.  During the Employment Period, the Executive
                      -----------
     shall receive an annual base salary ("Annual Base Salary") which shall be paid at a monthly rate at least equal to or greater than twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. Increases in Annual Base Salary shall be consistent with the Company's past practices, guided by the compensation practices of other rapidly growing companies in industries comparable to the Company ("Past Practices").

               (ii)   Annual Bonus.  In addition to Annual Base Salary, for the
                      ------------
     fiscal year ended June 30, 1997 and each fiscal year ending during the Employment Period the Executive shall receive, as a percentage of Annual Base Salary, an annual bonus opportunity consistent with Past Practices ("Annual Bonus"). If the Company changes its fiscal year, then the Executive shall be paid a pro rata bonus by the Company with respect to the year-to-date period at the end of the Employment Period.

               (iii)  Incentive Compensation.  During the Employment Period, the
                      ----------------------
     Executive shall participate in all annual and long-term incentive plans, practices, policies and programs consistent with Past Practices; provided
                                                                      --------
     that the Executive shall receive stock-based awards as set forth on Schedule A, attached hereto. The Executive shall be eligible for
     ----------
     additional stock option awards in July, 1997 and both stock options and other stock-based awards in 1998 and each year thereafter at such times as such awards are made to other Executives of the Company. Each stock option agreement between the Company and the Executive shall provide that such stock options, to the extent exercisable upon the Executive's termination of employment, shall remain exercisable following such termination, for a period ending no earlier than the expiration of the Restricted Period (as defined in Section 8(b) hereof).

               (iv)   Savings and Retirement Plans.  During the Employment
                      ----------------------------
     Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that applicable to peer executives of the Company.

               (v)    Welfare Benefit Plans.  During the Employment Period, the
                      ---------------------
     Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, dental, disability, life, accidental death and travel accident insurance plans and programs) on a basis no less favorable than that applicable to peer executives of the Company.

               (vi)   Expenses.  During the Employment Period, the Executive
                      --------
     shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

               (vii)  Fringe Benefits.  During the Employment Period, the
                      ---------------
     Executive shall be entitled to fringe benefits, including, without limitation, payment of an automobile allowance, on a basis no less favorable than (A) that applicable to peer executives of the Company and
     (B) the benefits provided to the Executive immediately prior to the Effective Date.

               (viii) Office and Support Staff.  During the Employment Period,
                      ------------------------
     the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments as provided generally at any time thereafter with respect to peer executives of the Company.

               (ix)   Vacation.  During the Employment Period, the Executive
                      --------
     shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that applicable to peer executives of the Company but in any event no less than four weeks vacation per annum during the Employment Period.

     4.   Termination of Employment.
          -------------------------

          (a)  Death or Disability.  The Executive's employment shall terminate
               -------------------
automatically upon the Executive's death during the Employment Period. If the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.  The Company may terminate Executive's employment during
               -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

               (ii) a material breach by the Executive of this Agreement which is not remedied by the Executive promptly after receipt of notice thereof given by the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

          (c)  Good Reason.  The Executive's employment may be terminated by the
               -----------
Executive for or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, in the absence of a written consent of the Executive, any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

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          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     5.   Obligations of the Company upon Termination.
          -------------------------------------------

          (a)  Good Reason; Other Than for Cause, Death or Disability.  If,
               ------------------------------------------------------
during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of the following amounts: (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) any compensation previously deferred (other than pursuant to a qualified plan) by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid; (3) the product of (a) the Annual Bonus paid to the Executive with respect to the fiscal year prior to the fiscal year in which the Date of Termination occurs (the "Prior Fiscal Year") and (b) a fraction, the numerator of which is the number of days from the end of the Prior Fiscal Year to the Date of Termination and the denominator of which is 365 (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and (4) the product of (x) the sum of (I) the Executive's Annual Base Salary and (II) the Annual Bonus paid to the Executive with respect to the Prior Fiscal Year and (y) a fraction, the numerator of which is the greater of (I) the number of days remaining in the Employment Period from the Date of Termination, or (II) the number of days remaining in the Restricted Period (as defined in Section 8(b) hereof) from the Date of Termination (such greater number of days being hereinafter referred to as the "Continuation Period"), and the denominator of which is 365; and

               (ii) during the Continuation Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(v) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time

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

     thereafter with respect to peer executives of the Company and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed for the Continuation Period, and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company, including any amount which (i) is earned by, but has not been paid to, the Executive and (ii) would have been paid or vested in the calendar year in which the Executive's termination of employment occurs (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

               (iv) all stock-based awards (including, without limitation, stock options and restricted stock grants) shall become immediately vested.

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to peer executives of the Company and their beneficiaries.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to peer executives of the Company and their families.

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

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive (other than pursuant to a qualified plan), and (z) Other Benefits, in each case to the extent not theretofore unpaid.

     6.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 10(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies, except where there would be a duplication of benefits. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     7.   Full Settlement.  The Company's obligation to make the payments
          ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5 (a) (ii), such amounts shall not be reduced whether or not the Executive obtains other employment.

     8.   Confidential Information; Non-Competition; Non-Solicitation.
          ------------------------------------------------------------

          (a)  Confidential Information.  The Executive shall hold in a
               -------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or its affiliates, communicate or divulge any such information, knowledge or data that is not otherwise publicly available to anyone other than the Company and those designated by it.

          (b)  Non-Competition.  During the Employment Period and until the
               ---------------
earlier of (1) the second anniversary of the Effective Date, or if later, until one year following the Executive's Date of Termination, or (2) such earlier date as the Company may specify to the Executive, in writing, no later than 10 days after the Date of Termination (the earlier of clause (1) or (2), the "Restricted Period"), the Executive shall not, except in furtherance of the Executive's duties to the Company or unless the Executive receives the prior consent of the Company, within the United States of America, directly or indirectly: (1) own or become employed by or provide consulting services to, any business other than the Company or its affiliates, engaged or planning to become engaged in the business of issuing MasterCard, Visa or other credit card accounts; (2) own or become employed by or provide consulting services to, any business other than the Company or its affiliates, engaged or planning to become engaged in the business of credit card processing, authorization or clearing services; (3) offer, accept, purchase, solicit or assist in the offering, acceptance, purchase or solicitation of MasterCard, Visa or other credit card accounts for herself or any business other than the Company or its affiliates; or (4) solicit, offer or assist in the solicitation or offering of (i) transaction payment processing, authorization or clearing services, or (ii) the development, design or implementation of any computer hardware or software or system or technology relative to transaction payment processing, authorization or clearing services, except on behalf of the Company or its affiliates.

          The restrictions in the previous paragraph shall not prohibit the Executive from directly or indirectly owning as a passive investment a less than 2 percent capital and/or profits interest in any entity, provided that the Board has determined that such entity or interest is not a business or investment opportunity for the Company or one of its subsidiaries, and that any business or entity in which said entity has a direct or indirect interest is not a business investment opportunity for the Company of any of its subsidiaries.

          (c)  Non-Solicitation.  During the Restricted Period, the Executive
               ----------------
shall not, directly or indirectly solicit for employment, or directly or indirectly employ, any individual who at the time of the Executive's termination of employment or within six months prior thereto was employed by the Company or its subsidiaries.

          (d)  Remedies; Effectiveness  In the event of a breach or threatened
               -----------------------
breach of this Section 8, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledges that damages would be inadequate and insufficient. This Section 8 shall cease to be effective upon the occurrence of an Acceleration Date described in Section 4(h)(iii) of the Company's 1996 Stock Option Plan.

     9.   Successors.
          ----------

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     10.  Miscellaneous.
          -------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:
               -------------------

               --------------------------
               --------------------------

               If to the Company:
               -----------------

               First USA Paymentech, Inc.
               1601 Elm Street
               Dallas, TX  75201
               Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) The Executive and the Company acknowledge that after the Effective Date, this Agreement will constitute the entire agreement between the parties and integrate all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment, or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter will, after the Effective Date, be hereby superseded and revoked.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this to be executed in its name on its behalf, all as of the day and year first above written.


                                        FIRST USA PAYMENTECH, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------



                                        ----------------------------------------
                                             Executive

* The Company has entered into employment agreements in the form above with each of the following executive officers:

James W. Baumgartner    President of First USA Financial Services, Inc.
Michael P. Duffy        Chief Operating Officer
Philip E. Taken         Chief Administrative Officer and General Counsel
David W. Truetzel       Chief Financial Officer and Secretary